Exhibit 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.001 per share, of One Bio, Corp., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 22nd day of August 2011.

UTA Capital LLC
	By:		YZT Management LLC,
its managing member

Date: August 22, 2011		By:	/s/ Udi Toledano
Udi Toledano
its managing member

YZT Management LLC
	By:		/s/ Udi Toledano
Udi Toledano
its managing member

Alleghany Capital Corporation
	By:		/s/ Peter R. Sismondo
Peter R. Sismondo
Vice President and Treasurer

Alleghany Corporation
	By:		/s/ Peter R. Sismondo
Peter R. Sismondo
Vice President

/s/ Udi Toledano
Udi Toledano